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                                                                   EXHIBIT 10.21

                       ADVANCIS PHARMACEUTICAL CORPORATION

               FOURTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                  THIS FOURTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, dated this 2nd day of July, 2003 (this "AGREEMENT"), is entered into by and among ADVANCIS PHARMACEUTICAL CORPORATION, a Delaware corporation (the "CORPORATION"), and those stockholders of the Corporation listed on Schedule 1 hereto (hereinafter referred to collectively as the "INVESTORS").

                                   BACKGROUND

                  The Corporation and certain of the Investors entered into a Convertible Preferred Stock Purchase Agreement dated January 7, 2000 (the "SERIES A STOCK PURCHASE AGREEMENT") pursuant to which the Corporation sold shares of its Series A Convertible Preferred Stock, par value $.01 per share, and the Corporation granted to the Investors certain registration and other rights with respect to such shares pursuant to a Stockholders' Agreement dated of even date therewith (the "SERIES A STOCKHOLDERS' AGREEMENT").

                  The Corporation and certain of the Investors entered into a Series B Convertible Preferred Stock Purchase Agreement dated Novembe 13, 2000 (the "SERIES B STOCK PURCHASE AGREEMENT") pursuant to which the Corporation sold shares of its Series B Convertible Preferred Stock, par value $.01 per share, and the Corporation granted to the Investors certain registration and other rights with respect to such shares pursuant to an Amended and Restated Stockholders' Agreement dated of even date therewith which amended and restated in its entirety the Series A Stockholders' Agreement (the "SERIES B STOCKHOLDERS' AGREEMENT").

                  The Corporation and certain of the Investors entered into a Series C Convertible Preferred Stock Purchase Agreement dated April 24, 2001 (the "SERIES C STOCK PURCHASE AGREEMENT") pursuant to which the Corporation sold shares of its Series C Convertible Preferred Stock, par value $.01 per share, and the Corporation granted to the Investors certain registration and other rights with respect to such shares pursuant to a Second Amended and Restated Stockholders' Agreement dated of even date therewith which amended and restated in its entirety the Series B Stockholders' Agreement (the "SERIES C STOCKHOLDERS AGREEMENT").

                  The Corporation and certain of the Investors entered into a Series D Convertible Preferred Stock Purchase Agreement dated October 24, 2001, as amended February 4, 2002 (the "SERIES D STOCK PURCHASE AGREEMENT") pursuant to which the Corporation sold shares of its Series D Convertible Preferred Stock, par value $.01 per share and the Corporation granted to the Investors certain registration and other rights with respect to such shares pursuant to a Third Amended and Restated Stockholders' Agreement dated October 24, 2001, as amended February 4, 2002, which amended and restated in its entity the Series C Stockholders Agreement (the "SERIES D STOCKHOLDERS AGREEMENT").

                  The Corporation and the Investors are entering into a Series E Convertible Preferred Stock Purchase Agreement dated the date hereof (the "SERIES E STOCK PURCHASE AGREEMENT") in connection with which the Corporation has agreed to sell and the Investors have agreed to buy shares of its Series E Convertible Preferred Stock, par value $.01 per share.

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                  In connection with the Series E Stock Purchase Agreement, the
Corporation desires to amend and restate the Series D Stockholders' Agreement in its entirety to grant to the Investors certain registration and other rights with respect to the Preferred Stock (as hereinafter defined) held by the Investors.

                  NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings of the Corporation and the Investors hereunder and under the Series E Stock Purchase Agreement, the parties hereto do hereby agree as follows:

                  Section 1. Definitions. As used herein, the following terms shall have the following respective meanings:

                  "BOARD" shall mean the Board of Directors of the Corporation.

                  "BUDGET" shall have the meaning set forth in Section 2.8 hereof.

                  "CERTIFICATE" shall mean the Fifth Restated Certificate of Incorporation of the Corporation.

                  "COMMISSION" shall mean the U.S. Securities and Exchange Commission.

                  "COMMON STOCK" shall mean the Common Stock, par value $.01 per share, of the Corporation.

                  "ENVIRONMENTAL LAWS" shall mean all applicable federal, state and local laws, ordinances, rules and regulations that regulate, fix liability for, or otherwise relate to, the handling, use (including use in industrial processes, in construction, as building materials, or otherwise), storage and disposal of hazardous and toxic wastes and substances, and to the discharge, leakage, presence, migration, threatened release or release (whether by disposal, a discharge into any water source or system or into the air, or otherwise) of any pollutant or effluent. Without limiting the preceding sentence, the term "ENVIRONMENTAL LAWS" shall specifically include the following federal and state laws, as amended:

FEDERAL

                  Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et. seq.;

                  Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et. seq.;

                  Clean Water Act, 33 U.S.C. 1251 et. seq.; and

                  Clean Air Act, 42 U.S.C. 7401 et. seq.

STATE

                  Water Pollution Control, MD Code Ann., Envir. Sections 9-301 - 9-351 (1999)

                  Water, Ice, Sanitary Facilities, MD Code Ann., Envir. Sections 9-201 - 9-278 (1999)

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                  Water Pollution Control and Abatement, MD Code Ann., Envir.
                  Sections 4-401 - 4-420 (1999)

                  Inter Agency Noise Control Committee, MD Code Ann., Envir. Sections 3-301 - 3-304 (1999)

                  Watershed Sediment and Waste Control, MD Code Ann., Envir. Sections 4-301 - 4-314 (1999)

                  Drinking Water, MD Code Ann., Envir. Sections 9-401 - 9-426
                  (1999)

                  Hazardous Waste Facility Siting Program, MD Code Ann., Envir. Sections 7-401 - 7-413 (1999)

                  Landfill Siting, MD Code Ann., Envir. Sections 9-204 - 9-278
                  (1999)

                  Controlled Hazardous Substances, MD Code Ann., Envir. Sections 7-201 7-268 (1999)

                  Private Wetlands, MD Code Ann., Envir. Sections 16-301 - 16-310 (1999)

                  "EQUITY PERCENTAGE" shall mean, as to any Investor, that percentage figure which expresses the ratio that (a) the number of shares of issued and outstanding Common Stock then owned by such Investor bears to (b) the aggregate number of shares of issued and outstanding Common Stock then owned by all Investors. For purposes solely of the computation set forth in clauses (a) and (b) above, all issued and outstanding securities held by the Investors that are convertible into or exercisable or exchangeable for shares of Common Stock (including any issued and issuable shares of Preferred Stock) or for any such convertible, exercisable or exchangeable securities, shall be treated as having been so converted, exercised or exchanged at the rate or price at which such securities are convertible, exercisable or exchangeable for shares of Common Stock in effect at the time in question (which, for purposes of Section 2.3 of this Agreement, shall be at the time of delivery by the Corporation of the notice of the Offer contemplated by Section 2.3(b)), whether or not such securities are at such time immediately convertible, exercisable or exchangeable.

                  "EQUITY PERCENTAGE SECURITIES" shall have the meaning set forth in Section 2.3(a) hereof.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE ACT REGISTRATION STATEMENT" shall have the meaning set forth in Section 2.5 hereof.

                  "EXCESS SECURITIES" shall have the meaning set forth in
Section 2.3(d) hereof.

                  "EXCESS SECURITIES NOTICE" shall have the meaning set forth in
Section 2.3(d) hereof.

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                  "EXCESS SECURITIES PERIOD" shall have the meaning set forth in
Section 2.3(d) hereof.

                  "EXCLUDED FORMS" shall have the meaning given such term in
Section 3.5 hereof.

                  "EXCLUDED SECURITIES" shall mean, collectively:

                                    (a)      the Reserved Shares;

                                    (b)      Common Stock issued or issuable to
officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to the Advancis Pharmaceutical Corporation 2000 Stock Incentive Plan or pursuant to any written agreement, plan or arrangement, including pursuant to any options granted under any stock option plan of the Corporation, to purchase, or rights to subscribe for, such Common Stock, that has been approved in form and in substance by the holders of a majority of the combined voting power of the Preferred Shares then outstanding, calculated in accordance with Article III, Section A.6(a) of the Certificate (including, in such calculation, any outstanding Restricted Shares held by such holders), and which, as a condition precedent to the issuance of such shares, provides for the vesting of such shares and subjects such shares to restrictions on transfers and rights of first offer in favor of the Corporation (collectively, the "REQUIRED TERMS"), unless any of such Required Terms are waived by holders of shares representing at least a majority of the voting power of the Preferred Shares then outstanding (determined as set forth in Section A.6(a) of the Certificate); provided, however, that the maximum number of shares of Common Stock heretofore or hereafter issuable pursuant to the Plan and all such agreements, plans and arrangements shall not exceed 4,000,000 shares (subject to adjustment as required to comply with any anti-dilution rights set forth in any such agreement, plan or arrangement or upon the approval of at least a majority of the voting power of the Preferred Shares then outstanding);

                                    (c)      Common Stock issued as a stock
dividend payable in shares of Common Stock, or capital stock of any class issuable upon any subdivision, recombination, split-up, stock split or reverse stock split of all the outstanding shares of such class of capital stock of the Corporation;

                                    (d)      any securities issued pursuant to
the acquisition by the Corporation of any other corporation, partnership, joint venture, trust or other entity by any merger, stock acquisition, reorganization, purchase of substantially all assets or otherwise in which the Corporation, or its stockholders of record immediately prior to the effective date of such transaction, directly or indirectly, own at least a majority of the voting power of the acquired entity or the resulting entity after such transaction;

                                    (e)      any shares of Common Stock,
Preferred Stock or any other security convertible into or exercisable or exchangeable for Common Stock or Preferred Stock issued to banks or leasing companies in order to obtain financing or to secure leases of equipment, including, without limitation:

                                             (i)      in connection with the
Oxford Loan (as defined in Schedule 5.2 to the Series E Stock Purchase Agreement), any warrants issued to

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General Electric Capital Corporation, its assignee or affiliate ("GE CAPITAL")
for the purchase of up to a total of 48,000 shares of Common Stock, together with any shares of Common Stock issued or issuable pursuant to such warrants;

                                             (ii)     in connection with the GE
Loan (as defined in Schedule 5.2 to the Series E Stock Purchase Agreement), any warrants issued to GE Capital, for the purchase of up to a total of 17,778 shares of Common Stock, together with any shares of Common Stock issued or issuable pursuant to such warrants;

                                             (iii)    in connection with the GE
Loan, any shares of Common Stock, Preferred Stock or any other security convertible into or exercisable or exchangeable for Common Stock or Preferred Stock issued to GE Capital pursuant to any right granted to it by the Corporation to $1,000,000 or more of equity in each of the Corporation's subsequent rounds of private equity financing; and

                                    (f)      the warrant issued to Alexandria
Real Estate Equities, L.P. ("ALEXANDRIA") dated August 14, 2000 for the purchase of up to 20,000 shares of Common Stock and any shares of Common Stock issued or issuable pursuant to such warrant.

                  "GROUP" shall mean: (i) as to an Investor that is a limited partnership: (a) any and all of the venture capital limited partnerships now existing or hereafter formed that are affiliated with or under common control with one or more of the general partners or one or more general partners of the general partner of such Investor and any predecessor or successor thereto, (b) any limited partner of such Investor, (c) in the case of HCV V or HCV VI, the HCV Group; (d) as to any Investor that is a trust, any grantor or beneficiary thereof, or any other trust, corporate entity or partnership under common control with such trust, (e) in the case of Alexandria, any entity controlled by or under common control with Alexandria and (f) as to any Investor, any other Investor.

                  "HAZARDOUS MATERIALS" shall include without limitation, any flammable explosives, petroleum products, petroleum byproducts, radioactive materials, hazardous wastes, hazardous substances, toxic substances or other similar materials regulated by Environmental Laws.

                  "HCV GROUP" shall mean, collectively, (a) HCV I, (b) HCV II,
(c) HCV III, (d) HCV IV, (e) HCV V, (f) HCV VI, (g) any venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of HCV V (including, without limitation, HCV I, HCV II, HCV III and HCV IV or HCVI) (an "HCV Fund"); (h) any limited partners or affiliates of HCV I, HCV II, HCV III, HCV IV, HCV V, HCV VI or any other HCV Fund; and (i) any successors or assigns of any of the foregoing persons.

                  "HCV I" shall mean HealthCare Ventures I, L.P., a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of HCV I under this Agreement.

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                  "HCV II" shall mean HealthCare Ventures II, L.P., a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of HCV II under this Agreement.

                  "HCV III" shall mean HealthCare Ventures III, L.P., a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of HCV III under this Agreement.

                  "HCV IV" shall mean HealthCare Ventures IV, L.P., a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of HCV IV under this Agreement.

                  "HCV V" shall mean HealthCare Ventures V, L.P., a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of HCV V under this Agreement.

                  "HCV VI" shall mean HealthCare Ventures VI, L.P., a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of HCV VI under this Agreement.

                  "INCENTIVE SHARES" shall have the meaning set forth in Section 5.2(a) of the Stock Purchase Agreement.

                  "INVESTORS" shall mean each of the persons listed on Schedule 1 hereto, severally, but not jointly and severally.

                  "NOTICE OF ACCEPTANCE" shall have the meaning set forth in
Section 2.3(c) hereof.

                  "OFFER" shall have the meaning set forth in Section 2.3(b) hereof.

                  "OFFERED SECURITIES" shall mean, except for Excluded Securities, (a) any shares of Common Stock, Preferred Stock or any other equity security of the Corporation, (b) any debt security or capitalized lease with any equity feature with respect to the Corporation, or (c) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security, debt security or capitalized lease.

                  "OTHER SHARES" shall have the meaning set forth in Section 3.5(e) hereof.

                  "PREFERRED SHARES" shall mean collectively, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares.

                  "PREFERRED STOCK" shall mean the Preferred Stock, par value $.01 per share, of the Corporation.

                  "PREFERRED STOCKHOLDERS" shall mean, collectively, all holders of shares of Preferred Stock of the Corporation.

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                  "PROPERTY" shall include, without limitation, land, buildings and laboratory facilities owned or leased by the Corporation or as to which the Corporation now has any duties, responsibilities (for clean-up, remedy or otherwise) or liabilities under any Environmental Laws, or as to which the Corporation or any subsidiary of the Corporation may have such duties, responsibilities or liabilities because of past acts or omissions of the Corporation or any such subsidiary or their predecessors, or because the Corporation or any such subsidiary or their predecessors in the past was such an owner or operator of, or bore some other relationship with, such land, buildings and/or laboratory facilities.

                  "REFUSED SECURITIES" shall have the meaning set forth in
Section 2.3(f) hereof.

                  "RESERVED SHARES" shall collectively mean the shares of Common Stock reserved by the Corporation for issuance upon the conversion of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares, or upon exercise of the Incentive Shares.

                  "RESTRICTED SECURITIES" shall mean: any of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Shares, and the Series E Preferred Shares and the Common Stock issued or issuable upon the conversion of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares or the Series E Preferred Shares, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Investors or any member of their Group which are convertible into or exercisable or exchangeable for shares of Common Stock (including, without limitation, other classes or Series of Convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement filed pursuant to the Securities Act, or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

                  "RESTRICTED SHARES" shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Restricted Securities or otherwise constituting a portion of the Restricted Securities.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SERIES A PREFERRED SHARES" shall mean shares of Series A Preferred Stock issued pursuant to the Series A Stock Purchase Agreement.

                  "SERIES A PREFERRED STOCK" shall mean Series A Convertible Preferred Stock, par value $.01 per share, of the Corporation.

                  "SERIES A STOCK PURCHASE AGREEMENT" shall mean the Convertible Preferred Stock Purchase Agreement, dated as of January 7, 2000, among the Corporation and the Investors listed on Schedule 1 thereto.

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                  "SERIES B PREFERRED SHARES" shall mean shares of Series B
Preferred Stock issued or issuable pursuant to the Series B Stock Purchase Agreement.

                  "SERIES B PREFERRED STOCK" shall mean Series B Convertible Preferred Stock, par value $.01 per share, of the Corporation.

                  "SERIES B STOCK PURCHASE AGREEMENT" shall mean the Series B Convertible Preferred Stock Purchase Agreement, dated November 13, 2000, among the Corporation and the Investors listed on Schedule 1 thereto.

                  "SERIES C PREFERRED SHARES" shall mean shares of Series C Preferred Stock issued pursuant to the Series C Stock Purchase Agreement.

                  "SERIES C PREFERRED STOCK" shall mean Series C Convertible Preferred Stock, par value $.01 per share, of the Corporation.

                  "SERIES C STOCK PURCHASE AGREEMENT" shall mean the Series C Convertible Preferred Stock Purchase Agreement, dated April 24, 2001, among the Corporation and the Investors listed on Schedule 1 thereto.

                  "SERIES D PREFERRED SHARES" shall mean shares of Series D Preferred Stock issued pursuant to the Series D Stock Purchase Agreement.

                  "SERIES D PREFERRED STOCK" shall mean Series D Convertible Preferred Stock, par value $.01 per share, of the Corporation.

                  "SERIES D STOCK PURCHASE AGREEMENT" shall mean the Series D Convertible Preferred Stock Purchase Agreement, dated as of October 25, 2001, as amended February 4, 2002, among the Corporation and the Investors listed on
Schedule 1 thereto, as amended.

                  "SERIES E PREFERRED SHARES" shall mean shares of Series E Preferred Stock issued pursuant to the Series E Stock Purchase Agreement or upon exercise of the warrants issued pursuant to the Series E Stock Purchase Agreement.

                  "SERIES E PREFERRED STOCK" shall mean Series E Convertible Preferred Stock, par value $.01 per share, of the Corporation.

                  "SERIES E STOCK PURCHASE AGREEMENT" shall mean the Series E Convertible Preferred Stock Purchase Agreement, dated of even date herewith, among the Corporation and the Investors listed on Schedule 1 thereto.

                  "STOCKHOLDERS" shall mean all holders of capital stock of the Corporation.

                  "30-DAY PERIOD" shall have the meaning set forth in Section 2.3(b) hereof.

                  "TRANSFER" shall include any disposition of any Restricted Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

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                SECTION 2. Certain Covenants of the Corporation.

                    2.1. Meetings of the Board of Directors. The Corporation shall call, and use its best efforts to have, regular meetings of the Board not less often than quarterly. The Corporation shall pay all reasonable and appropriately documented travel expenses and other out-of-pocket expenses incurred by directors who are not employed by the Corporation in connection with attendance at meetings to transact the business of the Corporation or attendance at meetings of the Board or any committee thereof.

                    2.2. Reservation of Shares of Common Stock and Preferred Stock, Etc. The Corporation shall at all times have authorized and reserved out of its authorized but unissued shares of Common Stock, a sufficient number of shares of Common Stock to provide for the conversion of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares. Neither the issuance of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares or the Series E Preferred Shares nor the shares of Common Stock issuable upon the conversion of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares or the Series E Preferred Shares shall be subject to a preemptive right of any other Stockholder.

                    2.3.   Right of First Refusal.

                           (a)      The Corporation shall not issue, sell or
exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities unless in each case the Corporation shall have first offered to sell to the Investors all of such Offered Securities, on the terms set forth herein (as to all Investors, collectively, and in the aggregate, the "EQUITY PERCENTAGE SECURITIES"). Each Investor shall be entitled to purchase up to its Equity Percentage of the Equity Percentage Securities. Each Investor may delegate its rights and obligations with respect to such Offer to one or more members of its Group, which members shall thereafter be deemed to be "INVESTORS" for the purpose of applying this
Section 2.3 to such Offer.

                           (b)      The Corporation shall deliver to each
Investor written notice of the offer to sell to such Investor its Equity Percentage of the Equity Percentage Securities, specifying the price and terms and conditions of the offer (each, an "OFFER"). The Offer by its terms shall remain open and irrevocable for a period of thirty (30) days from the date of its delivery to such Investor (the "30-DAY PERIOD"), subject to extension solely with respect to the Investors to include the Excess Securities Period (as such term is hereinafter defined).

                           (c)      Each Investor shall evidence its intention
to accept its Offer by delivering a written notice signed by the Investor, setting forth the number of shares of the Equity Percentage Securities that the Investor elects to purchase (the "NOTICE OF ACCEPTANCE"). The Notice of Acceptance must be delivered to the Corporation prior to the end of the 30-Day Period.

                           (d)      If any Investor fails to exercise its right
hereunder to purchase all of its Equity Percentage of the Equity Percentage Securities, then the Corporation

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shall so notify the other Investors in a written notice (the "EXCESS SECURITIES
NOTICE"). The Excess Securities Notice shall be given by the Corporation promptly after it learns of the intentions of all Investors with respect to the purchase by each such Investor of less than all of its Equity Percentage of the Equity Percentage Securities, but in no event later than ten (10) days after the expiration of the 30-Day Period. The Investors who or which have agreed to purchase their Equity Percentage of the Equity Percentage Securities shall have the right to purchase the portion of the Equity Percentage Securities not purchased by such Investor (the "EXCESS SECURITIES"), on a pro rata basis (as to each Investor, calculated with respect to a percentage figure which expresses the ratio that the number of shares of issued and outstanding Common Stock, on a fully diluted basis, then owned by such Investor who or which has agreed to purchase its Equity Percentage of the Offered Securities bears to the aggregate number of shares of issued and outstanding Common Stock then owned by all Investors, on a fully diluted basis, who or which have agreed to purchase their Equity Percentage of the Offered Securities), by giving notice within ten (10) days after receipt of the Excess Securities Notice from the Corporation. The twenty (20) day period during which (i) the Corporation must give the Excess Securities Notice to the other Investors, and (ii) each of the other Investors must give the Corporation notice of its intention to purchase all or any portion of its pro rata share of the Excess Securities, is hereinafter referred to as the "EXCESS SECURITIES PERIOD."

                           (e)      If the Investors tender their Notices of
Acceptance prior to the end of the 30-Day Period indicating their intention to purchase all of the Offered Securities or, if prior to the termination of the Excess Securities Period, the Investors tender Excess Securities Notices to purchase all of the Excess Securities, the Corporation shall schedule a closing of the sale of all such Offered Securities. Upon the closing of the sale of the Offered Securities to be purchased by the Investors, each Investor shall (i) purchase from the Corporation that portion of the Equity Percentage Securities and the Excess Securities for which it tendered a Notice of Acceptance and an Excess Securities Notice, if applicable, upon the terms specified in the Offer, and (ii) execute and deliver an agreement further restricting transfer of such Equity Percentage Securities substantially as set forth in Section 3.1, 3.2 and
3.3 of this Agreement. In addition, with respect to the Offered Securities being purchased by the Investors, the Corporation shall provide each such Investor with the rights and benefits set forth in this Agreement. The obligation of the Investors to purchase such Offered Securities is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such Investors and counsel for the Investors.

                           (f)      If the Investors do not tender their Notices
of Acceptance prior to the end of the 30-Day Period, or if prior to the termination of the Excess Securities Period, the Investors tender Excess Securities Notices to purchase less than all of the Excess Securities, the Corporation shall have ninety (90) days from the expiration of the 30-Day Period, or the Excess Securities Period, if applicable, to sell the Offered Securities (including the Excess Securities) refused by the Investors (the "REFUSED SECURITIES") to any other person or persons, but only upon terms and conditions which are in all material respects (including, without limitation, price and interest rate) no more favorable to such other person or persons, and no less favorable to the Corporation, than those set forth in the Offer. Upon and subject to the closing of the sale of all of the Refused Securities (which shall include full payment to the Corporation), each Investor shall (i) purchase from the Corporation those Offered Securities (including, with respect to the Investors, the Excess Securities) for which it tendered a Notice of Acceptance and

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an Excess Securities Notice, if applicable, upon the terms specified in the
Offer, and (ii) execute and deliver an agreement restricting transfer of such Offered Securities (including the Excess Securities) substantially as set forth in Sections 3.1, 3.2 and 3.3 of this Agreement. In addition, with respect to the Offered Securities being purchased by the Investors, the Corporation shall provide each such Investor with the rights and benefits set forth in this Agreement. The Corporation agrees, as a condition precedent to accepting payment for and making delivery of any Refused Securities to any executive officer, employee, consultant or independent contractor of or to the Corporation, or to any other person, to have each and every such person execute and deliver a Stock Restriction Agreement substantially in the form attached hereto as Exhibit A, or as may be modified or amended from time to time with the prior approval of the holders of a majority of the combined voting power of the Preferred Shares then outstanding, calculated in accordance with Article III, Section A.6(a) of the Certificate (including in such calculation, any outstanding Restricted Shares held by such holders), to the extent such purchaser has not already executed such Agreement. The obligation of the Investors to purchase such Offered Securities (including, with respect to the Investors, the Excess Securities) is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such Investors, and counsel for the Investors. Notwithstanding the foregoing, it shall not be a condition to the acquisition of shares of Preferred Stock pursuant to this Section 2.3 by such directors, officers, employees, consultants or independent contractors of the Corporation that such shares of Preferred Stock be subject to the restrictions imposed by a Stock Restriction Agreement (other than the restrictions imposed by or arising out of federal and state securities laws).

                                    (g)      In each case, any Offered
Securities not purchased either by the Investors or by any other person in accordance with this Section 2.3 may not be sold or otherwise disposed of until they are again offered to the Investors under the procedures specified in Paragraphs (a), (b), (c), (d), (e) and (f) hereof.

                                    (h)      Each Investor may, by prior written
consent, waive its rights under this Section 2.3. Such a waiver shall be deemed a limited waiver and shall only apply to the extent specifically set forth in the written consent of such Investor.

                                    (i)      Notwithstanding any other provision
of this Agreement to the contrary, the restrictions and obligations on the Corporation and the rights of the Investors which comprise the Right of First Refusal set forth in this Section 2.3 shall not apply to any public offerings of the Corporation's securities following an initial public offering of the Corporation's securities.

                           2.4.     Negative Covenants.

                                    (a)      Special Approvals. The Corporation
shall not, directly or indirectly, take any of the actions specified in Article III, Section A.6(c) of the Certificate without the prior written consent or vote of the Investors holding a majority of the then outstanding shares of Preferred Stock held by Investors, determined in accordance with Article III, Section A.6(a) of the Certificate.

                                    (b)      Stock and Option Agreements.
Without the prior written consent or vote of the Investors holding a majority of the then outstanding shares of Preferred Stock held by Investors, determined in accordance with Article III, Section A.6(a) of the Certificate (including, in such calculation, any outstanding Restricted Shares held by such Investors), the Corporation shall not (i) issue any shares of Common Stock or options, warrants or other rights to acquire Common Stock or other securities of the Corporation to any employee, officer, director, consultant, independent contractor or other person or entity except for Excluded Securities, (ii) grant any stock options with a per share exercise price that is less than the fair market value of such shares of stock, or (iii) make any restricted stock awards at a per share purchase price that is less than the fair market value of the restricted stock, such fair market value in the foregoing subsection (ii) and in this subsection
(iii) to be determined by the Board.

                                    (c)      Registration Rights. The
Corporation shall not hereafter grant to any persons any rights to register or qualify stock of the Corporation under federal or state securities laws, unless it shall have first obtained the written consent of Investors holding a majority of the then outstanding shares of Preferred Stock held by Investors, determined in accordance with Section A.6(a) of Article III of the Certificate (including, in such calculation, any outstanding Restricted Shares held by such holders).

                           2.5.     Filing of Reports Under the Exchange Act.

                                    (a)      The Corporation shall give prompt
notice to the holders of Preferred Shares of (i) the filing of any registration statement (an "EXCHANGE ACT REGISTRATION STATEMENT") pursuant to the Exchange Act, relating to any class of equity securities of the Corporation, (ii) the effectiveness of such Exchange Act Registration Statement, and (iii) the number of shares of such class of equity securities outstanding, as reported in such Exchange Act Registration Statement, in order to enable the holders of Preferred Shares to comply with any reporting requirements under the Exchange Act or the Securities Act. Upon the written request of a majority in interest of the holders of Preferred Shares, the Corporation shall, at any time after the Corporation has registered any shares of Common Stock under the Securities Act, file an Exchange Act Registration Statement relating to any class of equity securities of the Corporation then held by the holders of Preferred Shares or issuable upon conversion or exercise of any class of debt or equity securities or warrants or options of the Corporation then held by the Investors, whether or not the class of equity securities with respect to which such request is made shall be held by the number of persons which would require the filing of a registration statement under Section 12(g)(1) of the Exchange Act.

                                    (b)      If the Corporation shall have filed
an Exchange Act Registration Statement or a registration statement (including an offering circular under Regulation A promulgated under the Securities Act) pursuant to the requirements of the Securities Act, which shall have become effective (and in any event, at all times following the initial public offering of any of the securities of the Corporation), then the Corporation shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any of the Restricted Securities by any holder of Restricted Securities (including any such exemption pursuant to Rule 144 or Rule 144A thereof, as amended from time to time, or any successor rule thereto or otherwise). The Corporation shall cooperate with each holder of Restricted Securities in supplying such information as may be necessary for such holder of Restricted Securities to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 or Rule 144A thereunder or otherwise) for the sale of any of the Restricted Securities by any holder of Restricted Securities.

                           2.6.     Access to Records. Until such time that the
Corporation has a class of its equity securities registered under the Exchange Act and is required to file reports thereunder pursuant to Sections 13 or 15(d) of the Exchange Act, the Corporation shall afford to each of the Investors and such Investor's employees, counsel and other authorized representatives, free and full access, at all reasonable times and for reasonable periods of time, to all of the books, records and properties of the Corporation and to all officers and employees of the Corporation. Each authorized representative of an Investor who may have access to any confidential or proprietary information of the Corporation shall execute a non-disclosure agreement in form and substance approved by the Corporation.

                           2.7.     Financial Reports. Until such time that the
Corporation has a class of its equity securities registered under the Exchange Act and is required to file reports thereunder pursuant to Sections 13 or 15(d) of the Exchange Act, except with respect to the obligation set forth in Section 2.7(d)(i) hereunder which shall survive such time, the Corporation shall furnish each of the Investors with the financial information described below:

                                    (a)      The Corporation shall deliver to
each of the Investors, within forty-five (45) days after the end of such quarterly accounting period, unaudited financial statements for such quarterly accounting period, certified by the Chief Financial Officer or the Treasurer of the Corporation as presenting fairly the financial condition and results of operations of the Corporation and as having been prepared on a basis consistent with the accounting principles reflected in the Corporation's annual audited financial statements, accompanied by a report, signed by the Chief Financial Officer or the Treasurer of the Corporation, summarizing the operating and financial highlights of the Corporation for such quarterly accounting period, which report shall include (i) a comparison between the actual quarterly operating and financial results, the Budget (as defined in Section 2.8 hereof) and the results of the similar quarterly accounting period for the prior fiscal year of the Corporation, together with an explanation of material variances from the Budget and such similar quarterly accounting period, as the case may be, and
(ii) a narrative analysis of operations and trends in the business of the Corporation during such quarterly accounting period.

                                    (b)      Within ninety (90) days after the
end of each fiscal year of the Corporation, audited financial statements of the Corporation, which shall include an income statement and a statement of cash flow for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles consistently applied, and accompanied by the report of such independent certified public accountants as shall have been approved by the Board.

                                    (c)      If for any period the Corporation
shall have any subsidiary or subsidiaries whose accounts are consolidated with those of the Corporation, then the financial statements delivered for such period pursuant to paragraphs (a) and (b) of this
Section 2.7 shall be the consolidated and consolidating financial statements of the Corporation for all such consolidated subsidiaries.

                                    (d)      Promptly upon becoming available:

                                             (i)      copies of all financial
statements, reports, press releases, notices, proxy statements and other documents sent by the Corporation to its Stockholders or released to the public and copies of all regular and periodic reports, if any, filed by the Corporation with the Commission or any securities exchange or self-regulatory organization; and

                                             (ii)     any other financial or
other information available to management of the Corporation that any of the Investors shall have reasonably requested on a timely basis.

                           2.8.     Budget and Operating Forecast. Until such
time that the Corporation has a class of its equity securities registered under the Exchange Act and is required to file reports thereunder pursuant to Sections 13 or 15(d) of the Exchange Act, the Corporation shall prepare and submit to the Board and each of the Investors an operating plan with monthly and quarterly breakdowns (the "BUDGET") for each fiscal year at least forty-five (45) days prior to the beginning of each fiscal year of the Corporation, provided that the Corporation shall deliver the Budget for its initial fiscal year to the Board and each of the Investors by no later than sixty (60) days after the date hereof. The Budget shall be deemed accepted as the Budget for such fiscal year only when it has been approved by the Board. The Budget shall be reviewed by the Corporation periodically and all changes therein, and all material deviations therefrom, shall be reviewed by the Board on at least a quarterly basis.

                           2.9.     System of Accounting. The Corporation shall
maintain, and cause each of its subsidiaries, when and if any shall exist, to maintain, its books of accounts, related records and system of accounting in accordance with good business practices and generally accepted accounting principles, and shall cause the matters contained therein to be appropriately and accurately reflected in the financial reports (which shall be prepared in accordance with generally accepted accounting principles) furnished pursuant to this Agreement.

                           2.10.    Restriction on Transfer Rights. The rights
granted to each of the Investors pursuant to Sections 2.6 through 2.8 hereof shall not be transferred or assigned by any Investor to, and shall not inure to the benefit of, any successor, transferee or assignee of any Investor, which is engaged in any line of business directly competitive with the Corporation.

                           2.11.    Confidentiality and Non-Competition
Agreements for Key Employees. The Corporation shall cause each person who is presently an employee of or a consultant or independent contractor to the Corporation or who becomes an employee of or a consultant to the Corporation subsequent to the date hereof and who shall have or be proposed to have access to confidential or proprietary information of the Corporation to execute a confidentiality and non-competition agreement in form and substance attached hereto or otherwise approved by the Board prior to the commencement of such person's employment by the Corporation in such capacity.

                           2.12.    Stock Restriction Agreement for Directors,
Officers, Employees and Consultants Who Are or Become Stockholders. The Corporation shall cause each of its directors, officers, employees, consultants or independent contractors who own any shares of capital stock of the Corporation, or who exercise any options, warrants or other rights to purchase any shares of such capital stock, to execute a Stock Restriction Agreement substantially in the form attached hereto as Exhibit A, and as may be modified and amended from time to time with the approval of the holders of a majority of the combined voting power of the Preferred Shares then outstanding, determined in accordance with Section A.6(a) of Article III of the Certificate (including, in such calculation, any outstanding Restricted Shares held by such holders), prior and as a condition to the acquisition of such shares or the exercise of such options, warrants or rights, by such person. Notwithstanding the foregoing, it shall not be a condition to the acquisition of shares of Preferred Stock pursuant to Section 2.3 hereof by such directors, officers, employees, consultants or independent contractors of the Corporation that such shares of Preferred Stock be subject to the restrictions imposed by a Stock Restriction Agreement (other than the restrictions imposed by or arising out of federal and state securities laws).

                           2.13.    Marketing and Promotional Material. Each of
the Investors will have the right to review and approve, in advance of publication, distribution or dissemination, any reference to such Investor or any entity affiliated with such Investor (other than the Corporation), contained in any document, instrument, report or filing or in any advertising, marketing, promotional and similar materials.

                           2.14.    Environmental Matters. The Corporation shall
promptly advise the Investors in writing of any pending or threatened claim, demand or action by any governmental authority or third party relating to any Hazardous Materials affecting the Property of which it has knowledge. The Corporation shall not discharge, place, release, spill or dispose of any Hazardous Materials or any other pollutants or effluents upon the Property or elsewhere (including, but not limited to, underground injection of such substances), and the Corporation shall not discharge into the air any emission which would require a permit under the Clean Air Act or its state counterparts or any other Environmental Laws, except in compliance with the Environmental Laws. The Stockholders of the Corporation shall have no control over, or authority with respect to, the waste disposal operations of the Corporation. The Corporation hereby indemnifies, defends and holds harmless the Investors from and against any and all manner of actions, causes of action, suits, debts, accounts, controversies, judgments, claims, demands, losses or liabilities of any nature (including reasonable attorneys' fees) directly or indirectly arising out of or attributable to (a) any misrepresentation or breach of any of the representations or covenants set forth in Section 5.18 of the Series A Stock Purchase Agreement, Section 5.18 of the Series B Stock Purchase Agreement,
Section 5.18 of the Series C Stock Purchase Agreement, Section 5.18 of the Series D Stock Purchase Agreement, or Section 5.18 of the Series E Stock Purchase Agreement or (b) the use, generation, storage, release, threatened release, discharge, disposal or presence of Hazardous Materials on, under or about the Property by any person during the period that the Corporation was the legal or equitable owner of the Property or which occurred prior to such time and was otherwise actually known by, or should have been known by, the Corporation. The obligation of the Corporation to indemnify the

Investors shall specifically cover and include, without limitation, all fines and penalties imposed by federal, state or local authorities, costs of removing or neutralizing the Hazardous Materials, injury to the property adjoining the Property, injury to persons living or working on or about the Property or adjoining or otherwise affecting property, and all other indirect or consequential damages incurred by the Investors. Following the initial public offering of any of the securities of the Corporation: (1) the Investors acknowledge that the Corporation will be obligated to comply with all regulations promulgated under the Securities Act, including Regulation FD, and that if there is a conflict between such regulations and the requirements of this Section 2.14, the Corporation shall not be required to comply with this
Section 2.14 to the extent of such conflict; and (2) the Corporation shall have no obligation to notify or indemnify any Investor under this Section 2.14 that holds less than 200,000 shares of Common Stock (as adjusted for any stock dividend, split-up, combination or reclassification following the date of this Agreement.)

                  SECTION 3. Transfer of Securities.

                           3.1.     Restriction on Transfer. The Restricted
Securities shall not be transferable, except upon the conditions specified in this Section 3, which conditions are intended solely to ensure compliance with the provisions of the Securities Act in respect of the Transfer thereof.

                           3.2.     Restrictive Legend. Each certificate
evidencing any Restricted Securities and each certificate evidencing any such securities issued to subsequent transferees of any Restricted Securities shall (unless otherwise permitted by the provisions of Section 3.3 or 3.10 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE FOURTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED ______________, 2003, AMONG ADVANCIS PHARMACEUTICAL CORPORATION AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF ADVANCIS PHARMACEUTICAL CORPORATION.

                           3.3.     Notice of Transfer. By acceptance of any
Restricted Securities, the holder thereof agrees to give prior written notice to the Corporation of such holder's intention to effect any Transfer and to comply in all other respects with the provisions of this Section 3.3. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by: (a) the written opinion of counsel for the holder of such Restricted Securities, or, at such holder's option, a representation letter of such holder, addressed to the Corporation (which opinion of counsel, or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), as to whether, in the case of a written opinion, in the opinion of such counsel, such proposed Transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act and applicable state securities laws or an exemption thereunder is available, or, in the case of a representation letter, such letter sets forth a factual basis for concluding that such proposed transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act and applicable State Securities laws or that an exemption thereunder is available, or (b) if such registration is required and if the provisions of Section 3.4 hereof are applicable, a written request addressed to the Corporation by the holder of such Restricted Securities, describing in detail the proposed method of disposition and requesting the Corporation to effect the registration of such Restricted Shares pursuant to the terms and provisions of Section 3.4 hereof; provided, however, that (y) in the case of a Transfer by a holder to a member of such holder's Group, no such opinion of counsel or representation letter of the holder shall be necessary, provided that the transferee agrees in writing to be subject to Sections 3.1, 3.2, 3.3 and
3.10 hereof to the same extent as if such transferee were originally a signatory to this Agreement, and (z) in the case of any holder of Restricted Securities that is a partnership, no such opinion of counsel or representation letter of the holder shall be necessary for a Transfer by such holder to a partner of such holder, or a retired partner of such holder who retires after the date hereof, or the estate of any such partner or retired partner if, with respect to such Transfer by a partnership, (i) such Transfer is made in accordance with the partnership agreement of such partnership, and (ii) the transferee agrees in writing to be subject to the terms of Sections 3.1, 3.2, 3.3 and 3.10 hereof to the same extent as if such transferee were originally a signatory to this Agreement. If in such opinion of counsel or as reasonably concluded from the facts set forth in the representation letter of the holder (which opinion and counsel, or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), the proposed Transfer may be effected without registration under the Securities Act and any applicable state securities laws or "blue sky" laws, then the holder of Restricted Securities shall thereupon be entitled to effect such Transfer in accordance with the terms of the notice delivered by it to the Corporation. Each certificate or other instrument evidencing the securities issued upon such Transfer (and each certificate or other instrument evidencing any such securities not Transferred) shall bear the legend set forth in Section 3.2 hereof unless: (a) in such opinion of such counsel or as can be concluded from the representation letter of such holder (which opinion and counsel or representation letter shall be reasonably acceptable to the Corporation) the registration of future Transfers is not required by the applicable provisions of the Securities Act and state securities laws, or (b) the Corporation shall have waived the requirement of such legend; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such Transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time or any similar or successor rule) promulgated under the Securities Act. The holder of Restricted Securities shall not effect any Transfer until such opinion of counsel or representation letter of such holder has been given to and accepted by the Corporation (unless waived by the Corporation) or until registration of the Restricted Shares involved in the above-mentioned request has become effective under the Securities Act. In the event that an opinion of counsel is required by the registrar or transfer agent of the Corporation to effect a transfer of Restricted Securities in the future, the Corporation shall seek and obtain such opinion from its counsel, and the holder of such Restricted Securities shall provide such reasonable assistance as is requested by the Corporation (other than the furnishing of an opinion of counsel) to satisfy the requirements of the registrar or transfer agent to effectuate such transfer.

                           3.4.     Required Registration. If the Corporation
shall be requested (a) by Investors holding at least 50% of the aggregate outstanding Restricted Securities held by all Investors (based on the underlying Common Stock for which the Restricted Securities are convertible or exercisable) to effect the registration under the Securities Act of Restricted Shares, or (b) after the first registration pursuant to this Section 3.4, by one or more of the Investors holding Restricted Securities to effect the registration under the Securities Act of Restricted Shares having a proposed aggregate offering price equal to or greater than $5,000,000, then the Corporation shall promptly give written notice of such proposed registration to all holders of Restricted Securities, and thereupon the Corporation shall promptly use its best efforts to effect the registration under the Securities Act of the Restricted Shares that the Corporation has been requested to register for disposition as described in the request of such holders of Restricted Securities and in any response received from any of the holders of Restricted Securities within 30 days after the giving of the written notice by the Corporation; provided, however, that the Corporation shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions and Section 3.6, and provided further, however, that the Investors may not require the Corporation to engage in an initial public offering of the securities of the Corporation prior to January 1, 2005.

                                    (a)      Subject to Section 3.6, the
Corporation shall not be obligated to file and cause to become effective more than two (2) registration statements in which Restricted Shares are registered under the Securities Act pursuant to this Section 3.4, if all of the Restricted Shares requested to be registered by the Investors on such registration statements are sold thereunder substantially upon the price and terms offered.

                                    (b)      Notwithstanding the foregoing, the
Corporation may include in each such registration requested pursuant to this
Section 3.4 any authorized but unissued shares of Common Stock (or authorized treasury shares) for sale by the Corporation or any issued and outstanding shares of Common Stock for sale by others; provided, however, that, if the number of shares of Common Stock so included pursuant to this clause (b) exceeds the number of Restricted Shares requested by the holders of Restricted Shares requesting such registration, then such registration shall be deemed to be a registration in accordance with and pursuant to Section 3.5; and provided further, however, that the inclusion of such previously authorized but unissued shares by the Corporation or issued and outstanding shares of Common Stock by others in such registration does not adversely affect, in the sole opinion of the holders of Restricted Securities requesting such registration, the ability of the holders of Restricted Securities requesting such registration to market the entire number of Restricted Shares requested by them.

                           3.5.     Piggyback Registration.

                                    (a)      Each time that the Corporation
proposes for any reason to register any of its securities under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or similar or successor forms (collectively, "EXCLUDED FORMS"), the Corporation shall promptly give written notice of such proposed registration to all holders of Restricted Securities, which shall offer such holders the right to request inclusion of any Restricted Shares in the proposed registration.

                                    (b)      Each holder of Restricted
Securities shall have thirty (30) days from the receipt of such notice to deliver to the Corporation a written request specifying the number of Restricted Shares such holder intends to sell and the holder's intended method of disposition.

                                    (c)      In the event that the proposed
registration by the Corporation is, in whole or in part, an underwritten public offering of securities of the Corporation, any request under Section 3.5(b) may specify that the Restricted Shares be included in the underwriting (i) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration, or (ii) on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances in the event that no shares of Common Stock other than Restricted Shares are being sold through underwriters under such registration.

                                    (d)      Upon receipt of a written request
pursuant to Section 3.5(b), the Corporation shall promptly use its best efforts to cause all such Restricted Shares to be registered under the Securities Act, to the extent required to permit sale or disposition as set forth in the written request.

                                    (e)      Notwithstanding the foregoing, if
the managing underwriter of any such proposed registration determines and advises in writing that the inclusion of all Restricted Shares proposed to be included in the underwritten public offering, together with any other issued and outstanding shares of Common Stock proposed to be included therein by holders other than the holders of Restricted Securities (such other shares hereinafter collectively referred to as the "OTHER SHARES"), would interfere with the successful marketing of the Corporation's securities, then the total number of such securities proposed to be included in such underwritten public offering shall be reduced, (i) first by the shares requested to be included in such registration by the holders of Other Shares, and (ii) second, if necessary, (A) one-half (1/2) by the securities proposed to be issued by the Corporation, and
(B) one-half (1/2) by the Restricted Shares proposed to be included in such registration by the holders thereof, on a pro rata basis, based upon the number of Restricted Shares sought to be registered by each such holder. The shares of Common Stock that are excluded from the underwritten public offering pursuant to the preceding sentence shall be withheld from the market by the holders thereof for a period, not to exceed 180 days from the closing of such underwritten public offering, that the managing underwriter reasonably determines as necessary in order to effect such underwritten public offering. In the event that Investors holding at least 50% of the aggregate outstanding Restricted Securities held by all Investors request the inclusion of Restricted Shares in the offering pursuant to this Section 3.5 and, by reason of a reduction in accordance with this Section 3.5(e), less than 80% of such Restricted Shares are actually included in the offering, then, in each such instance, the Investors shall be entitled to request one (1) additional registration under Section 3.4 of this Agreement.

                           3.6.     Registrations on Form S-2 and S-3. At such
time as the Corporation shall have qualified for the use of Form S-2 or Form S-3 (or any successor form promulgated under the Securities Act), the holders of Restricted Securities shall have the right to request in writing an unlimited number (but collectively, not more than two (2) annually) of registrations on Form S-2 or Form S-3. Each such request by a holder shall: (a) specify the number of Restricted Shares which the holder intends to sell or dispose of, (b) state the intended method by which the holder intends to sell or dispose of such Restricted Shares, and (c) request registration of Restricted Shares having a proposed aggregate offering price of at least $500,000. Upon receipt of a request pursuant to this Section 3.6, the Corporation shall use its reasonable commercial efforts to effect such registration or registrations on Form S-2 or Form S-3.

                           3.7.     Preparation and Filing. If and whenever the
Corporation is under an obligation pursuant to the provision of this Section 3 to use its reasonable commercial efforts to effect the registration of any Restricted Shares, the Corporation shall, as expeditiously as practicable:

                                    (a)      prepare and file with the
Commission a registration statement with respect to such securities and use its reasonable commercial efforts to cause such registration statement to become and remain effective in accordance with Section 3.7(b) hereof;

                                    (b)      prepare and file with the
Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the sale of all Restricted Shares covered thereby or (ii) nine (9) months, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Restricted Shares covered by such registration statement;

                                    (c)      furnish to each holder whose
Restricted Shares are being registered pursuant to this Section 3 such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the public sale or other disposition of such Restricted Shares;

                                    (d)      use its reasonable commercial
efforts to register or qualify the Restricted Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as each holder whose Restricted Shares are being registered pursuant to this Section 3 shall reasonably request and do any and all other acts or things which may be necessary or advisable to enable such holder to consummate the public sale or other disposition in such jurisdictions of such Restricted Shares; provided, however, that the Corporation shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

                                    (e)      at any time when a prospectus
covered by such registration statement and relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in
Section 3.7(b) hereof, notify each holder whose Restricted Shares are being registered pursuant to this Section 3 of the happening of any event as a result of which the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such holder, prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                                    (f)      if the Corporation has delivered
preliminary or final prospectuses to the holders of Restricted Shares that are being registered pursuant to this Section 3 and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Corporation shall promptly notify such holders and, if requested, such holders shall immediately cease making offers of Restricted Shares and return all prospectuses to the Corporation. The Corporation shall promptly provide such holders with revised prospectuses and, following receipt of the revised prospectuses, such holders shall be free to resume making offers of the Restricted Shares; and

                                    (g)      furnish, at the request of any
holder whose Restricted Shares are being registered pursuant to this Section 3, on the date that such Restricted Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, or, on the date that the registration statement with respect to such securities becomes effective, if such securities are not being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request, and (ii) a letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request.

                           3.8.     Expenses. The Corporation shall pay all
expenses incurred by the Corporation in complying with this Section 3, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with the securities and blue sky laws of all such jurisdictions in which the Restricted Shares are proposed to be offered and sold, printing expenses and fees and disbursements of counsel (including with respect to each registration effected pursuant to Sections 3.4, 3.5 and 3.6, the reasonable fees and disbursements of counsel for the Investors, as selling Stockholder(s) thereunder that are being registered pursuant to this
Section 3); provided, however, that all underwriting discounts and selling commissions applicable to the Restricted Shares covered by registrations effected pursuant to Section 3.4, 3.5 and 3.6 hereof shall be borne by the seller or sellers thereof, in proportion to the number of Restricted Shares sold by each such seller or sellers.

                           3.9.     Indemnification.

                                    (a)      In the event of any registration of
any Restricted Shares under the Securities Act pursuant to this Section 3 or registration or qualification of any Restricted Shares pursuant to Section 3.7(d) hereof, the Corporation shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Restricted Shares pursuant to Section 3.7(d) hereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Corporation of the Securities Act or any state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. The Corporation shall reimburse on demand such seller, underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary or final prospectus or amendment or supplement thereto or any document incident to registration or qualification of any Restricted Shares pursuant to Section 3.7(d) hereof, in reliance upon and in conformity with written information furnished to the Corporation by such seller, underwriter, broker, other person or controlling person specifically for use in the preparation thereof.

                                    (b)      Before Restricted Shares held by
any prospective seller shall be included in any registration pursuant to this
Section 3, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a)) the Corporation, each director of the Corporation, each officer of the Corporation who signs such registration statement and any person who controls the Corporation within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or such underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller, to an amount equal to the net proceeds actually received by such prospective seller from the sale of Restricted Shares effected pursuant to such registration.

                                    (c)      Promptly after receipt by an
indemnified party of notice of the commencement of any action involving a claim referred to in Section 3.9(a) or Section 3.9(b) hereof, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 3.9, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice to such indemnified party from the indemnifying party of its election to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by it in connection with the defense thereof; provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 3.9, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 3.9. The indemnifying party shall not make any settlement of any claims indemnified against hereunder without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld.

                                    (d)      In order to provide for just and
equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 3.9, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.9; then, in each such case, the Corporation and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Corporation and such holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) no such holder will be required to contribute any amount in excess of the proceeds to it of all Restricted Shares sold by it pursuant to such registration statement, and (ii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

                                    (e)      Notwithstanding any of the
foregoing, if, in connection with an underwritten public offering of any Restricted Shares, the Corporation, the holders of such Restricted Shares and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties, then the indemnification provision of this Section 3.9 shall be deemed inoperative for purposes of such offering.

                           3.10.    Removal of Legends, Etc. Notwithstanding the
foregoing provisions of this Section 3, the restrictions imposed by this
Section 3 upon the transferability of any Restricted Securities shall cease and terminate when (a) any such Restricted Securities are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or such other method contemplated by Section 3.3 hereof that does not require that the securities transferred bear the legend set forth in Section 3.2 hereof, including a Transfer pursuant to Rule 144 or a successor rule thereof (as amended from time to time), or (b) the holder of Restricted Securities has met the requirements for transfer of such Restricted Securities pursuant to subparagraph (k) of Rule 144 or a successor rule thereof (as amended from time to time) promulgated by the Commission under the Securities Act. Whenever the restrictions imposed by this Section 3 have terminated, a holder of a certificate for Restricted Securities as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 3.2 hereof and not containing any other reference to the restrictions imposed by this Section 3.

                  SECTION 4. Securities Act Registration Statements. Except for securities of the Corporation registered on Excluded Forms, the Corporation shall not file any registration statement under the Securities Act covering any securities unless it shall first have given each holder of Restricted Securities written notice thereof. The Corporation further covenants that each holder of Restricted Securities shall have the right, at any time when it may be deemed to be a controlling person of the Corporation, within the meaning of the Securities Act, to participate in the preparation of such registration statement and to request the insertion therein of material furnished to the Corporation in writing which in such holder's judgment should be included. In connection with any registration statement referred to in this Section 4, the Corporation shall indemnify, to the extent permitted by law, each holder of Restricted Securities, its officers, partners and directors and each person, if any, who controls any such holder within the meaning of the Securities Act in the same manner and to the same extent as the Corporation is required to indemnify a seller of Restricted Securities in Section 3.9 hereof. If, in connection with any such registration statement, any holder of Restricted Securities shall furnish written information to the Corporation expressly for use in the registration statement, then such holder shall indemnify the Corporation, each director of the Corporation, each officer of the Corporation who signs such registration statement and each person, if any, who controls the Corporation within the meaning of the Securities Act to the same extent as a seller of Restricted Securities is required to indemnify such persons in Section 3.9 hereof.

                  SECTION 5. Election of Directors.

                           5.1      Voting for Directors. At each annual meeting
of the stockholders of the Corporation and at each special meeting of the stockholders of the Corporation called for the purposes of electing directors of the Corporation, and at any time at which stockholders of the Corporation shall have the right to, or shall, vote for the election of directors, then, in each such event, each Investor shall vote all shares of Preferred Stock and any other shares of voting stock of the Corporation then owned (or controlled as to voting rights) by it, whether by purchase, exercise of rights, warrants or options, stock dividends or otherwise:

                                    (a)      to fix and maintain the number of
directors on the Board of Directors of the Corporation at not more than six (6);

                                    (b)      pursuant to Article III, Section
A.6(b)(i) of the Certificate, to elect to the Board one (1) director designated by HCV V, one (1) director designated by HCV VI and two (2) outside directors to be agreed to by HCV V and Rudnic (as defined below);

                                    (c)      to elect to the Board Dr. Edward
Rudnic ("RUDNIC");

                                    (d)      to elect to the Board James
Isbister ("ISBISTER").

                           5.2.     Cooperation of the Corporation. The
Corporation shall use its best efforts to effectuate the purposes of this
Section 5, including promoting the adoption of any necessary amendment of the Bylaws of the Corporation and the Certificate.

                           5.3      Notices. The Corporation shall provide the
Investors with at least twenty (20) days' prior notice in writing of any intended mailing of notice to the stockholders of the Corporation for a meeting at which directors are to be elected. HCV V and HCV VI shall notify the Corporation in writing at least three (3) days prior to such mailing of the persons designated by them pursuant to Article III, Section A.6(b)(i) of the Certificate and Section 5.1 above as nominees for election to the Board. In the absence of any notice from HCV V or HCV VI, the director(s) then serving and previously designated by HCV V or HCV VI, as the case may be, shall be renominated.

                           5.4.     Removal. Except as otherwise provided in
this Section 5, no Investor shall vote to remove any member of the Board designated in accordance with the foregoing provisions of this Section 5 unless the party who designated such director (the "DESIGNATING PARTY") shall so vote or otherwise consent, and, if the Designating Party shall so vote or otherwise consent, then the non-designating Investors shall likewise so vote. Any vacancy on the Board created by the resignation, removal, incapacity or death of any person designated under Sections 5.1(a), (b) and (c) shall be filled by another person designated by the original Designating Party. Each Investor shall vote all voting shares of Preferred Stock of the Corporation and all other shares of voting stock of the Corporation owned or controlled by such Investor in accordance with each such new designation, and no such vacancy shall be filled in the absence of a new designation by the original Designating Party.

                           5.5.     Duration of Section. This Section 5 and the
rights and obligations of the parties hereunder shall automatically terminate upon the closing of the Corporation's initial public offering (the "EXPIRATION DATE"). Prior to such termination: (a) the rights and obligations of any Investor under this Section 5 shall terminate upon the date on which such Investor no longer owns any Restricted Securities, whereupon the obligations of the remaining Investors to vote in favor of the designee of such Investor shall also terminate; (b) the obligations of the Investors to vote in favor of Rudnic, and not to vote to remove Rudnic from the Board, under this Section 5 shall terminate upon the earlier of the date that
(i) Rudnic is no longer one of the three most senior executive officers of the Corporation, as determined by the Board, or (ii) Rudnic, or any trust for which Rudnic, his wife or his children is trustee or beneficial owner, ceases to be a holder of at least one percent (1%) of the outstanding capital stock of the Corporation, and (c) the obligations of the Investors to vote in favor of Isbister, and not to vote to remove Isbister from the Board, under this Section 5 shall terminate upon the date that Isbister or any trust for which Isbister is trustee or beneficial owner ceases to be a holder of at least one-half of one percent (0.5%) of the outstanding capital stock of the Corporation.

                  SECTION 6. Remedies. In case any one or more of the covenants or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce its or their rights, either by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. Notwithstanding the generality of the foregoing, in the event that the Corporation materially breaches any of its covenants and/or agreements set forth herein, the Investors shall have the additional remedy, in their sole discretion upon the election by a majority in voting power thereof, provided that such breach has not been cured by the sixtieth (60th) day after receipt of notice from an Investor of such breach by the Corporation, to exercise immediately their right of redemption set forth in Article III, Section A.5 of the Certificate, as provided therein with respect to all, but not less than all, of their shares, irrespective of whether such right of redemption otherwise is mature. With respect to a breach of which the Corporation is aware or reasonably should be aware, such sixty (60) day period within which the Corporation shall have the right to cure such breach shall be deemed to have commenced on the tenth (10th) day after the occurrence of such breach, irrespective of notice of such breach from an Investor, if the Corporation shall not have notified the Investors of such breach by such date. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

                  SECTION 7. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and each of the Investors and the respective successors and assigns of the Corporation and each of the Investors. Subject to the requirements of Section 3 hereof, this Agreement and the rights and duties of the Investors set forth herein may be freely assigned, in whole or in part, by each Investor. Any transferee (other than an Investor) to whom rights under
Section 3 are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, identifies the securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder to the same extent as if such transferee were an Investor hereunder. A transferee to whom rights are transferred pursuant to this Section 7 will be thereafter deemed to be an Investor for the purpose of the execution of such transferred rights and may not again transfer such rights to any other person or entity, other than as provided in this Section 7. Neither this Agreement nor any of the rights or duties of the Corporation set forth herein shall be assigned by the Corporation, in whole or in part, without having first received the written consent of the Investors holding 66 2/3 percent in voting power of the outstanding Preferred Shares, determined in accordance with Section A.6(a) of the certificate (including, in such calculation, any outstanding Restricted Shares by such Investors).

                  SECTION 8. Duration of Agreement. The rights and obligations of the Corporation and each Investor set forth herein shall survive indefinitely, unless and until, by their respective terms, they are no longer applicable.

                  SECTION 9. Entire Agreement. This Agreement, together with the other writings referred to herein or delivered pursuant hereto which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings with respect thereto, including without limitation the Series D Stockholders Agreement.

                  SECTION 10. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

                           (a)      If to the Corporation, to:

                                    Advancis Pharmaceutical Corporation
                                    20425 Seneca Meadows Parkway
                                    Germantown, MD 20876
                                    Attention: Edward M. Rudnic, Ph.D.
                                    President and Chief Executive Officer
                                    Telecopier: (301) 944-6700

                                    with a copy to:

                                    Piper Rudnick LLP
                                    6225 Smith Avenue
                                    Baltimore, Maryland 21209-3600
                                    Attention: Howard S. Schwartz, Esquire
                                    Telecopier: (410) 580-3251

                           (b)      If to the Investors, as set forth on
                                    Schedule 1.

                                    with a copy to:
                                    Pepper Hamilton LLP

                                    400 Berwyn Park
                                    899 Cassatt Road
                                    Berwyn, Pennsylvania 19312-1183
                                    Attention: Jeffrey P. Libson, Esquire
                                    Telecopier: (215) 640-7835

All such notices, requests, consents and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the third business day following the date of such mailing, (c) in the case of overnight mail, on the first business day following the date of such mailing, and (d) in the case of facsimile transmission, when confirmed by facsimile machine report.

                  SECTION 11. Changes. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the Corporation and the holders of a majority in combined voting power of the Preferred Shares then outstanding, determined in accordance with Article III, Section A.6(a) of the Certificate (including, in such calculation, any outstanding Restricted Shares held by such holders).

                  SECTION 12. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  SECTION 13. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                  SECTION 14. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

                  SECTION 15. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding the conflict of law doctrines of Delaware or any other jurisdiction to the contrary.

                  SECTION 17. Effectiveness. Notwithstanding any other provision of this Agreement, this Agreement shall not be effective until the Closing (as such term is defined in the Stock Purchase Agreement).

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF the parties hereto have executed this Stockholders' Agreement on the date first above written.

                                    CORPORATION:

                                    ADVANCIS PHARMACEUTICAL CORPORATION

                                    By: /s/ Edward M. Rudnic
                                        ----------------------------------------
                                        Edward M. Rudnic, Ph.D.
                                        President and Chief Executive Officer

            [signatures of Investors appear on the following pages]

                                    INVESTORS:

                                    HEALTHCARE VENTURES V, L.P.

                                    By:  HealthCare Partners V, L.P.
                                         as General Partner

                                         By: /s/ Jeffrey Steinberg
                                         ---------------------------------------
                                             Jeffrey Steinberg
                                             Administrative Partner

                                    HEALTHCARE VENTURES VI, L.P.

                                    By: HealthCare Partners VI, L.P.
                                        as General Partner

                                        By: /s/ Jeffrey Steinberg
                                            ------------------------------------
                                             Jeffrey Steinberg
                                             Administrative Partner

                                    RHO MANAGEMENT TRUST, I

                                    By:  Rho Capital Partners, Inc.
                                         as Investment Advisor

                                         By: /s/
                                             -----------------------------------

                                             Title:

                                    HUDSON TRUST

                                    By: /s/ Scott M. Ciccone
                                        ----------------------------------------
                                        Scott M. Ciccone
                                        Trustee

                                    J&J DEVELOPMENT CORPORATION

                                    By: /s/ Roger Guidi
                                        ----------------------------------------
                                        Roger Guidi
                                        Vice President

                                    ALEXANDRIA EQUITIES, LLC

                                    By: Alexandria Real Estate Equities, Inc.
                                        a Maryland corporation, Managing Member

                                        By: /s/ Joel S. Marcus
                                            ------------------------------------
                                             Joel S. Marcus
                                             Chief Executive Officer

                                     /s/ Catherine G. Blair
                                    --------------------------------------------
                                    Catherine G. Blair

                                     /s/ Lawrence Abrams
                                    --------------------------------------------
                                    Lawrence Abrams

                                     /s/ Steven Ostrofsky
                                    --------------------------------------------
                                    Steven Ostrofsky

                                    MIDDLEGATE SECURITIES

                                    By: /s/ Albert Sutton
                                    --------------------------------------------
                                        Name: Albert Sutton
                                        Title: Managing Partner

                                    PRIVATY EQUITY HOLDING, L.L.C.

                                    By: Howard Hughes Medical Institute
                                        its Manager

                                        By: /s/ Robert J. Koyler, Jr.
                                        ----------------------------------------
                                            Robert J. Koyler, Jr.
                                            Managing Director - Investment
                                             Strategy & Absolute Return

                                    TARGETED ENTREPRENEURIAL SERVICES, LLC

                                    By: /s/ Marshall Kaplan
                                    --------------------------------------------
                                        Name: Marshall Kaplan
                                        Title: Managing Partner

                                    THE DC 1998 NFA TRUST FBO LEE CASTY

                                    By: /s/ Lee S. Casty
                                    --------------------------------------------
                                        Lee S. Casty
                                        Trustee

                                    INVESTOR (IF AN INDIVIDUAL):

                                    /s/ Steven Ostrofsky
                                    ____________________________________________
                                    Name: Steven Ostrofsky

                                    INVESTOR (IF AN ENTITY):

                           Name of Entity:   ___________________________________

                                             By:________________________________
                                             Name:
                                             Title: